                                                                   Exhibit 99.1

This Statement on Form 4 is filed by the Reporting Persons listed below.

Name of Designated Filer: INVUS PUBLIC EQUITIES, L.P.

Date of Event Requiring Statement: February 1, 2021.

Issuer Name: Seer, Inc. [SEER]

INVUS PUBLIC EQUITIES, L.P.

By: INVUS PUBLIC EQUITIES ADVISORS, LLC, its general partner

By: /s/ Raymond Debbane
    -------------------
Name: Raymond Debbane
Title: President

INVUS PUBLIC EQUITIES ADVISORS, LLC

By: /s/ Raymond Debbane
    -------------------
Name: Raymond Debbane
Title: President

ARTAL TREASURY LIMITED

By: /s/ Keith Le Poidevin
    ---------------------
Name: Keith Le Poidevin
Title: Director

ARTAL INTERNATIONAL S.C.A.

By: ARTAL INTERNATIONAL MANAGEMENT S.A., its managing partner

By: /s/ Anne Goffard
    ----------------
Name: Anne Goffard
Title: Managing Director

ARTAL INTERNATIONAL MANAGEMENT S.A.

By: /s/ Anne Goffard
    ----------------
Name: Anne Goffard
Title: Managing Director

ARTAL GROUP S.A.

By: /s/ Anne Goffard
    ----------------
Name: Anne Goffard
Title: Authorized Person

WESTEND S.A.

By: /s/ Anne Goffard
    ----------------
Name: Anne Goffard
Title: Managing Director

STICHTING ADMINISTRATIEKANTOOR WESTEND

By: /s/ Amaury Wittouck
    -------------------
Name: Amaury Wittouck
Title: Sole Member of the Board

MR. AMAURY WITTOUCK

By: /s/ Amaury Wittouck
    -------------------